Exhibit (23)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-27311 and Form S-4 No. 333-72922) of Transcontinental Gas Pipe Line Corporation and in the related prospectus of our report dated March 4, 2002, with respect to the consolidated financial statements of Transcontinental Gas Pipe Line Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                                                                                                                           s/ ERNST & YOUNG LLP
                                                                                                                                                               Ernst & Young LLP

Houston, Texas
March 4, 2002